Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 2 to the Registration Statement (No. 333-145396) on Form S-1 of Maxum Petroleum Holdings, Inc. of our report dated December 6, 2005, relating to our audit of the combined financial statements of The Hartney Companies as of September 30, 2005 and for the years ended September 30, 2005 and 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/    McGLADREY & PULLEN, LLP

Elkhart, Indiana
November 21, 2007